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                                                                   EXHIBIT 23.2


                       INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Smithway Motor Xpress Corp.:

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Des Moines, Iowa
June 26, 1996